UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 17, 2006

Cephalon, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On May 17, 2006, the stockholders of Cephalon, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2004 Equity Compensation Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Plan by 1,750,000 shares, from 9,700,000 shares to 11,450,000 shares. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On May 17, 20006, the Company’s Board of Directors (the “Board”) appointed Kevin E. Moley as a director of the Company. The Board also named Mr. Moley to serve on the Board’s Audit Committee.

There is no agreement or understanding between Mr. Moley and any other person pursuant to which Mr. Moley was appointed to the Board. Mr. Moley is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release dated May 17, 2006 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Amendment 2006—1 to the Company’s 2004 Equity Compensation Plan, effective as of May 17, 2006.
99.1	Press Release dated May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: May 17, 2006	By:	/s/ John E. Osborn
John E. Osborn
Executive Vice President, General Counsel &
Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment 2006 — 1 to the Company’s 2004 Equity Compensation Plan, effective as of May 17, 2006.
99.1	Press Release dated May 17, 2006.